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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT
ON SCHEDULE


To the Board of Directors and Shareholders of Trailer Bridge, Inc.
Jacksonville, Florida

We consent to the use in this Registration Statement for 2,300,000 shares of common stock of Trailer Bridge, Inc. on Form S-1 of our report dated February 28, 1997, July 18, 1997 as to Note 11) appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Trailer Bridge, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Deloitte & Touche LLP
Jacksonville, Florida
July 21, 1997